                                                                    EXHIBIT 10.3

                          AGREEMENT FOR THE TRANSFER OF
                                 OMNICOM SHARES


                                  BY AND AMONG:

                                 ALAIN NICOLAZZI

                             FLORENT MARTENNE-DUPLAN

                               PHILIPPE AIT YAHIA

                                (The "Founders")

                     AND VARIOUS OTHER OMNICOM SHAREHOLDERS

                                 (The "Sellers")

                                       AND

                        ESPRIT TELECOM HOLDINGS, LIMITED

                                (The "Purchaser")

                                       and

                     Global TeleSystems Group, Inc. ("GTS")


                               Date: 14 April 1999





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


--------------------------------------------------------------------------------

                  AGREEMENT FOR THE TRANSFER OF OMNICOM SHARES

--------------------------------------------------------------------------------


BY AND AMONG

Mr. ALAIN NICOLAZZI, an individual of French nationality, residing at 23, rue des Moulins, 78290 Croissy sur Seine, France,

                                 (hereinafter referred to as "Mr. Nicolazzi"),


NICOM INVESTISSEMENTS ("Company A"), a French societe civile with an issued capital of 69,978,300 Euros having its registered office at 23 rue des Moulins, 78290 Croissy sur Seine, France, registered with the Trade and Company Registry of Versailles under number D422439448 represented by Mr. Nicolazzi in his capacity as "gerant", duly authorized for that purpose,

Ms. Marie Nicolazzi, a child of Mr. Nicolazzi and an individual of French nationality, residing at 23, rue des Moulins, 78290 Croissy sur Seine, France, represented by her parents, Mr. Nicolazzi and Mrs. Valerie Nicolazzi, Nee Diez,

                                                                             AND

Ms. Camille Nicolazzi, a child of Mr. Nicolazzi and an individual of French nationality, residing at 23, rue des Moulins, 78290 Croissy sur Seine, France, represented by her parents, Mr. Nicolazzi and Mrs. Valerie Nicolazzi, nee Diez,

                                                                             AND

Mr. Remi Nicolazzi, a child of Mr. Nicolazzi and an individual of French nationality, residing at 23, rue des Moulins, 78290 Croissy sur Seine, France, represented by his parents, Mr. Nicolazzi and Mrs. Valerie Nicolazzi, nee Diez,

(Mr. Nicolazzi, Company A, and the Nicolazzi children collectively are referred to hereafter as the "Nicolazzi Group")

Mr. FLORENT MARTENNE-DUPLAN, an individual of French nationality, residing at 12, villa Memoris, 94120 Fontenay sous Bois, France,

                              (hereinafter referred to as "Mr. Martenne-Duplan")



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FINANCIERE DU MARAIS, ("Company B"), a French societe civile with an issued capital of 12,915,500 Euros having its registered office at 10 avenue Pozzo di Borgo, 92210 SAINT CLOUD, France, registered with the Trade and Company Registry of Nanterre under number D422474890 represented by Mr. Martenne-Duplan in his capacity as "gerant", duly authorized for that purpose,

Mr. Sebastien Martenne-Duplan, a child of Mr. Martenne-Duplan and an individual of French nationality, residing at 12, villa Memoris, 94120 Fontenay sous Bois, France, represented by his parents, Mr. Martenne-Duplan and Mrs. Jeanne Martenne-Duplan nee Nanni,

                                                                             AND

Mr. Antonin Martenne-Duplan, a child of Mr. Martenne-Duplan and an individual of French nationality, residing at 12, villa Memoris, 94120 Fontenay sous Bois, France, represented by his parents, Mr. Martenne-Duplan and Mrs. Jeanne Martenne-Duplan nee Nanni,

                                                                             AND

Ms. Magali Martenne-Duplan, a child of Mr. Martenne-Duplan and an individual of French nationality, residing at 12, villa Memoris, 94120 Fontenay sous Bois, France, represented by her parents, Mr. Martenne-Duplan and Mrs. Jeanne Martenne-Duplan nee Nanni,

(Mr. Martenne-Duplan, Company B, and the Martenne-Duplan children collectively are referred to hereafter as the "Martenne-Duplan Group")

Mr. PHILIPPE AIT YAHIA, an individual of French nationality, residing at 21, rue des Hauts Closeaux 92310, Sevres, France,

                                   (hereinafter referred to as "Mr. Ait Yahia"),

HESPERIA ("Company C"), a French societe civile with an issued capital of 7,372,400 Euros having its registered office at 21 rue des Hauts Closeaux 92310, Sevres, France, registered with the Trade and Company Registry of Nanterre under number D422474176 represented by Mr. Ait-Yahia in his capacity as "gerant", duly authorized for that purpose,

Mr. Samuel Ait Yahia, a child of Mr. Ait Yahia and an individual of French nationality, residing at 21 rue des Hauts Closeaux 92310, Sevres, France, represented by his parents, Mr. Ait Yahia and Ms. Sandrine Nicourd,

                                                                             AND

(Mr. Ait Yahia, Company C, and the Ait Yahia child collectively are referred to hereafter as the "Ait Yahia Group")



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(Mr. Nicolazzi, Mr. Martenne-Duplan and Mr. Ait Yahia being hereinafter collectively referred to as the "Founders")

(The Nicolazzi Group, the Martenne-Duplan Group, the Ait Yahia Group, being hereinafter collectively referred to as the "Sellers")

(Any of the Nicolazzi Group, the Martenne-Duplan Group or the Ait Yahia Group, being hereinafter sometimes referred to singularly as a "Group")

                                                                             AND

Esprit Telecom Holdings, Limited, a corporation duly registered in England with an authorized capital of 1,00,000 pounds sterling, having its registered office at Minerva House, Velpy Street, Reading, RG1 1AR, represented by Mr. Robert Schriesheim, duly authorized for that purpose,

                                    (hereinafter referred to as the "Purchaser")

Global TeleSystems Group, Inc. ("GTS"), a Delaware corporation having its offices at 1751 Pinnacle Drive, North Tower, 12th Floor, McLean, Virginia 22102, represented by Mr. Robert Schreisheim in his capacity as Executive Vice President and Chief Corporate Development Officer, duly authorized for that purpose.


                  [remainder of page intentionally left blank]




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                                    RECITALS


WHEREAS, Edison is a French corporation ("societe anonyme") with, as of December 31, 1998, an authorized capital of 9,500,205 French francs consisting of 1,900,041 shares with a par value of 5 French francs per share, having its registered office at 86 rue de Thiers, 92100, Boulogne Billancourt, registered with the Nanterre Trade and Company Registry under number B392 156485 (hereinafter referred to as the "Company");

WHEREAS, the Sellers own and hold 927,357 shares of common stock in the Company (hereinafter referred to as the "Shares"), representing, as of December 31, 1998, 48.81% of the issued and outstanding capital of the Company;

WHEREAS, the Company is listed on the Nouveau Marche of the Paris Bourse ("Nouveau Marche");

WHEREAS, the Purchaser has informed the Sellers of its intent to acquire the Shares and any of the Company's common stock and convertible bonds and will undertake to make an offer (an "Offer") to all of the minority shareholders of the Company and all of the holders of the Company's convertible bonds to purchase the remaining common stock and convertible bonds of the Company;

WHEREAS, in connection with the purchase of the Shares, the Purchaser also intends to purchase common stock of the Company owned by Mr. Laurent Desportes pursuant to a separate agreement of even date herewith;

WHEREAS, the Purchaser has informed the Sellers of its intent to transfer all of the Shares and any of the Company's common stock acquired pursuant to the Offer to a subsidiary of the Purchaser, Esprit Telecom France S.A.; and

WHEREAS, the Sellers have agreed to transfer the Shares to the Purchaser pursuant to the terms and subject to the conditions set forth in this Agreement and the Purchaser has agreed to acquire the Shares pursuant to the terms and subject to the conditions set forth in this Agreement.




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                          IT HAS BEEN AGREED AS FOLLOWS

ARTICLE 1.                          TRANSFER

1.1      Sale of the Shares

         Subject to the terms and conditions set forth in this Agreement, each Seller hereby undertakes to transfer, on the Transfer Date (as defined below), all of the Shares it owns and holds in the Company (the number of Shares in the Company held by each Seller is set forth in Appendix 1.1) to the Purchaser who hereby undertakes to acquire such Shares, on the Transfer Date, in consideration of which each Seller will receive the purchase price as set forth in Article 1.2.

         The Purchaser shall acquire the interest in and title to the Shares and all the rights and dividends deriving therefrom and shall be subrogated in all the rights and obligations relating to the Shares as of the Transfer Date (as defined below). Accordingly, the Purchaser shall be entitled to be paid any dividend paid after the Transfer Date.

         The Sellers and the Purchaser shall take any action required for such transfer to be possible in compliance with French stock exchange regulations. The Purchaser and the Sellers shall appoint any brokers in connection with the transfer of the Shares.

1.2      Purchase Price

         (i) The consideration for the sale of the Shares shall be equal to a per Share price (the "Purchase Price") of 195 Euros composed of: (a) 97.50 Euros per Share in immediately available funds and (b) 97.50 Euros per Share in the to be newly issued common shares ("GTS Shares") of Global TeleSystems Group, Inc. ("GTS"). GTS undertakes on behalf of the Purchaser to issue the GTS Shares to each Seller as part of the consideration payable by the Purchaser. The value of the GTS Shares is
                  53.5842 Euros, which has been determined by taking the average of each of the daily closing quotations of GTS Shares on the NASDAQ market as published in The Wall Street Journal for the period March 26, 1999 through and including April 9, 1999, converted to Euros at the exchange rate of 1.0778 Euros per U.S. dollar.

                  The aggregate purchase price shall be divided among the Sellers in the following manner:

                  - 27,786,295.96 Euros and 172,852 GTS Shares shall be the purchase price of the shares held by Mr. Nicolazzi;

                  - 5,849,886.39 Euros and 109,176 GTS Shares shall be the purchase price of the shares held by Mr.
                        Martenne-Duplan;



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

                  - 9,396,666.43 Euros and 105,662 GTS Shares shall be the purchase price of the shares held by Mr. Philippe Ait Yahia;

                  - 2,744,072.06 Euros and 5,691 GTS Shares shall be the purchase price of the shares held by Ms. Marie Nicolazzi;

                  - 2,744,072.06 Euros and 5,691 GTS Shares shall be the purchase price of the shares held by Ms. Camille Nicolazzi;

                  - 2,744,072.06 Euros and 5,691 GTS Shares shall be the purchase price of the shares held by Mr. Remi Nicolazzi;

                  - 1,669,260.13 Euros and 27,074 GTS Shares shall be the purchase price of the shares held by Mr. Sebastien Martenne-Duplan;

                  - 1,669,260.13 Euros and 27,074 GTS Shares shall be the purchase price of the shares held by Mr. Antonin Martenne-Duplan;

                  - 1,669,260.13 Euros and 27,074 GTS Shares shall be the purchase price of the shares held by Ms. Magali Martenne-Duplan;

                  - 2,808,032.52 Euros and 5,822 GTS Shares shall be the purchase price of the shares held by Mr. Samuel Ait Yahia;

                  - 24,058,906.60 Euros and 931,275 GTS Shares shall be the purchase price of the shares held by Company A;

                  - 6,497,009.22 Euros and 133,476 GTS Shares shall be the purchase price of the shares held by Company B;

                  - 779,979.46 Euros and 130,838 GTS Shares shall be the purchase price of the shares held by Company C;

                  it being understood that the cash and GTS Shares received in consideration for the Company Shares held in "nue propriete" by the children of the Founders will be held by them in "nue propriete".

                  (ii) The GTS Shares (a) shall be unregistered, validly issued, and fully paid-up and (b) shall have the same rights and obligations as other shares of GTS on the Transfer Date, including but not limited to the right to receive any dividends declared by GTS on and after the Transfer Date.

                        Each of the Sellers hereby undertakes that:




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                        (a)  immediately after the Transfer Date, he shall be
                             permitted to transfer to third parties up to fifty percent (50%) of the GTS Shares (the "Transferable GTS Shares") in accordance with applicable securities law, including those referenced in
                             Article 1.2(ii)(d); and

                        (b) on the Transfer Date (as defined below), he shall cause each of the Guarantors (as defined below) to escrow with an independent escrow agent selected by Purchaser pursuant to three (3) escrow agreements (the "Escrow Agreements") to be negotiated in good faith before the Transfer Date, GTS Shares (the "Escrowed Shares") in the following manner: Company A shall escrow 248,003 GTS Shares representing 66.45% (the "Nicolazzi Percentage"); Company B shall escrow 71,640 GTS Shares, representing 19.19% (the "Martenne-Duplan Percentage"); and Company C shall escrow 53,601 GTS Shares, representing 14.36% (the "Ait Yahia Percentage") (sometimes referred to hereafter generally as a "Guarantor Percentage"). On the Transfer Date, the Escrowed Shares have a value of twenty million (20,000,000 Euros) based on the value of each GTS Share of 53.5842 Euros. The Escrowed Shares shall be treated respectively in accordance with the Escrow Agreements which shall provide, inter alia, that, until the later of June 30, 2000 and thirty days after the filing by GTS of its 1999 Form 10-k, the Guarantors shall not transfer the Escrowed Shares; and

                        (c) with respect to the remaining GTS Shares (i.e., the GTS Shares minus the sum of the Transferable GTS Shares and the Escrowed Shares; the "Remaining GTS Shares"), no Seller shall transfer any such GTS Shares until six months after the Transfer Date provided, however, that the Remaining Shares may be transferred in accordance with applicable securities laws, including those referenced in
                             Article 1.2(ii)(d); and

                        (d) prior to the registration, it will not sell or transfer all or any part of the GTS Shares unless and until it shall first have given notice to GTS describing in reasonable detail such sale or transfer and have furnished to GTS either (i) an opinion of U.S. legal counsel, (selected by such Seller and in form and substance reasonably satisfactory to Purchaser) to the effect that the proposed sale or transfer may be made without registration under the Securities Act of 1993, as amended (the "Securities Act") or (ii) an interpretative letter from the staff of the Securities and Exchange Commission ("SEC") to the effect that no enforcement action will be recommended if the proposed sale or transfer is made without registration under the Securities Act.



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

                             Notwithstanding the foregoing, no restriction on
                                    the right of the Sellers to transfer their respective GTS Shares shall apply to:

                                    (i) Sales or transfers of GTS Shares by a Seller to an affiliate or relative of such Seller; provided that such affiliate or relative agrees to be bound by the terms and conditions of this Agreement to the same extent as the transferor Seller;

                                    (ii) Sales or transfers of GTS Shares made in reliance upon Rule 144 or 145 (or any successor provision) under the Securities Act;

                                    (iii) Sales or transfers of GTS Shares by operation of law, whether pursuant to a statutory merger or consolidation or otherwise;

                                    (iv) Sales or transfers of GTS Shares
                                    pursuant to and following the commencement of any tender offer or exchange offer by GTS or any third party to purchase outstanding GTS Shares or pursuant to any business combination transaction or other transaction approved by the shareholders of GTS;

                                    (v) pledges or hypothecations of GTS Shares to one or more bona fide financial institutions and any foreclosure thereof; and

                                    (vi) Sales or transfers of GTS Shares
                                    pursuant to an effective registration
                                    statement filed under the Securities Act;

                           provided, however, that in no event shall Escrowed Shares be transferred prior to the end of the six month escrow period unless they are replaced by assets of an equivalent value and in form acceptable to Purchaser in its sole discretion; provided, however, that the Purchaser agrees that Euros, U.S. dollars or French francs in an amount equal to the then-current market value of the Escrowed Shares or the securities offered in connection with the offer shall be acceptable to the Purchaser.

                           Purchaser shall, subject to the restrictions of this Article, and upon request of the Sellers, assist and cooperate with the Sellers for the purpose of any transfer of their respective GTS Shares.

                           Prior to the Registration Date, Purchaser may cause GTS to place legends as follows on the certificates for the GTS Shares concerning the restrictions set forth in the preceding paragraphs of this Article 1.2 and may refuse to transfer any of such GTS Shares on its books should the holder thereof attempt to transfer any of them otherwise than in compliance with the preceding paragraphs of this Article 1.2:



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                           Each of the Transferable GTS Shares, the Escrowed
                           Shares and the Remaining GTS Shares shall be legended as follows:

                                    "THE SECURITIES EVIDENCED HEREBY HAVE NOT
                                    BEEN REGISTERED UNDER THE SECURITIES ACT OF
                                    1993, AS AMENDED (THE "SECURITIES ACT"), OR
                                    ANY STATE OR OTHER SECURITIES LAWS. NEITHER
                                    THIS SECURITY NOR ANY INTEREST OR
                                    PARTICIPATION HEREIN MAY BE TRANSFERRED
                                    UNLESS SUCH TRANSFER IS MADE IN CONNECTION
                                    WITH AN EFFECTIVE REGISTRATION STATEMENT
                                    UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION
                                    FROM THE REGISTRATION REQUIREMENTS OF SUCH
                                    ACT OR SUCH ACT DOES NOT APPLY."

                           In addition, the Escrowed Shares shall be legended as follows:

                                    "THE SECURITIES EVIDENCED HEREBY ARE SUBJECT
                                    TO THE TERMS OF THAT CERTAIN ESCROW
                                    AGREEMENT DATED AS OF APRIL 21, 1999 WHICH,
                                    INTER ALIA, PROHIBITS TRANSFER OF THESE
                                    SECURITIES UNTIL THE LATER OF JUNE 30, 2000
                                    AND THIRTY (30) DAYS AFTER THE FILING BY
                                    ISSUER OF ITS 1999 FORM 10-K."

                  In addition, the Remaining GTS Shares shall be legended as follows:

                                    "THE SECURITIES EVIDENCED HEREBY MAY NOT BE
                                    TRANSFERRED UNTIL OCTOBER 21, 1999."

1.3      Transfer Date

         (i) The transfer of the Shares will take place as soon as possible, but in any event no later than five (5) business days from the date of execution of this Agreement (the "Transfer Date").

         (ii)     On the Transfer Date:

                  (a) the Purchaser and the Sellers shall take any action necessary for the transfer of the Shares in compliance with the French stock exchange regulations;

                  (b) concurrent with, and subject to, Purchaser's receipt of the items set forth in Section 1.3(ii) (d), the Purchaser shall:



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                           -       deliver to each of the Sellers the cash part
                                   of the Purchase Price set forth in Article
                                   1.2(i) in immediately available funds, by wire transfer or bank check as requested by such Seller;

                           - deliver all documents evidencing the issue and allotment to the Sellers of the GTS Shares, including, without limitation, legended share certificates;

                           - provide to each of the Sellers a legal opinion in a form reasonably satisfactory to Sellers;

                           - provide to the Guarantors the duly executed (by Purchaser) Escrow Agreements;

                           - provide to the Sellers a duly executed (by Purchaser) original of the Consultancy Agreements (as defined below);

                           - provide to the Sellers a certificate duly executed by the Purchaser (the "Purchaser's Certificate") affirming that, to the best knowledge of the Purchaser, no material adverse change in the situation of GTS has occurred from and after the date of execution of this Agreement through and including the Transfer Date;

                           (c) concurrent with, and subject to, Purchaser's receipt of the items set forth in Section 1.3(ii) (d), GTS shall:

                           -       provide to the Sellers an officer's
                                   certificate of good standing of GTS in a form reasonably acceptable to Sellers; and

                           -       provide to the Sellers a duly executed (by
                                   GTS) original of the Registration Rights
                                   Agreement (as defined below).

                           (d) concurrent with and subject to the Seller's receipt of the items set forth in 1.3(ii)(b) and (c), the Sellers shall deliver the following documents to the Purchaser:

                           - the duly executed share transfer forms in respect of the Shares;

                           - a certificate duly executed by the Guarantors (the "Guarantors' Certificate") affirming that, to the best knowledge of the Founders, no material adverse change in the situation of the Company has occurred from and after the date of execution of this Agreement through and including the Transfer Date;



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

                           - a true and correct copy of the "avis de reunion" to be published in the BALO and the minutes of the board meeting convening an ordinary general meeting of the shareholders of the Company (I) appointing four (4) additional board members (Messrs. Hans Peter Kohlhamer, Pierre Henri Drevon, Jean-Pierre Vandromme, and Timothy Enneking) nominated by Purchaser to the Company's board of directors and (II) giving the advice of the board as to the Offer and (III) amending the Stock Option Plan;

                           - the minutes of a board meeting recording the resignation of Mr. Ait Yahia and Mr. Martenne-Duplan as managing directors ("directeurs generaux") and nominating one substitute managing director (Pierre-Henri Drevon) ;

                           - certificate of the Founders, acting as directors of the Company, stating that they shall not take without prior approval of the Purchaser, any action out of the ordinary course of business, except for actions deemed by the Founders to be reasonably required to preserve the going concern value of the Company, beginning on the date of execution of this Agreement until the shareholders' meeting;

                           -       the legal opinion of (I) Sellers' counsel,
                                   (II) "Notaire", and (III) special counsel to the Sellers, each in a form reasonably satisfactory to the Purchaser; - the duly executed (by the Founders) Consultancy Agreements (as defined below); and

                           - the duly executed (by the Guarantors) Escrow Agreements to be negotiated in good faith prior to the Transfer Date.

ARTICLE 2.                 REPRESENTATIONS AND WARRANTIES OF THE GUARANTORS

Each of Company A, Company B, and Company C (each, a "Guarantor"; collectively, the "Guarantors") severally and not jointly ("responsabilite conjointe et non-solidaire") represents and warrants to the Purchaser as of the date hereof as follows:

2.1      Organization of the Company

         The Company is a corporation duly organized and validly existing under the laws of France and has all necessary corporate power and authority to own, operate and lease its properties and to conduct its business as presently conducted.




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


         The Company has delivered to the Purchaser true and correct copies of its Articles of Incorporation ("statuts"), and all amendments thereto, and has delivered or provided for the Purchaser's review true and correct copies of all of the minutes of all directors' and shareholders' meetings held prior to the date hereof.

         The Company and the Subsidiaries of the Company (as defined below) have not ceased making payments to creditors nor are they insolvent or unable to pay their debts ("cessation de paiement").

2.2      Capital Structure

         As of December 31, 1998, the issued capital stock of the Company consists of 1,900,041 shares of common stock of which 1,900,041 shares were issued and outstanding. All of such outstanding shares have been validly issued and are fully paid and nonassessable. No Shares are subject to preemptive rights, rights of first refusal, or any other similar rights and, to the best knowledge of the Guarantors, no shares of common stock of the Company are subject to preemptive rights, rights of first refusal, or any other similar rights.

         129,894 convertible bonds and 55,620 stock options are outstanding, and the Company has not issued any other convertible bonds or stock options. Beginning on December 31, 1998 through and including the date immediately preceding the execution of this Agreement, two thousand nine hundred fifty-three (2,935) bonds have been converted into common shares of the Company and the Company has not otherwise issued capital stock of the Company in addition to that set forth in the immediately preceding paragraph. Except as provided herein, the Company has not issued any other securities or rights giving access to capital or voting rights.

         There exists no contract or commitment of any nature, whether signed or unsigned, with a view to allocating or issuing shares, or giving any person the right to buy or pre-empt, in whole or in part, the Shares of the Company.

         Save as provided herein and as set forth in Appendix 2.2.1, there are no outstanding options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of common stock of the Company or arrangements by which the Company is or may become bound to issue additional shares of common stock of the Company.

         Stock options have been granted to the Company's employees set forth in Appendix 2.2.2 hereto and in accordance with that certain Reglement du Plan d' Options de Souscriptions 1997/1999 (the "Stock Option Plan").

         The Company has not received any notice from a shareholder stating that it owns two percent (2%) or more of the common stock of the Company.



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


         The Shares represent no less than 48.73% of the issued share capital and each Share represents at least one voting right in the Company as of the date of execution of this Agreement.

2.3      Shareholders in other companies

         All shares or other shareholdings or rights that the Company owns and holds in any other company, partnership or legal entity (hereinafter referred to as the "Subsidiaries of the Company") are set forth in Appendix 2.3. These shareholdings or other rights are held free of any liens, privileges, charges, guarantees, options, or other rights.

2.4      Licenses

         The Company and the Subsidiaries of the Company have obtained all licenses, permits, authorizations and approvals necessary to conduct its business. In particular, the Company (a) has received in France from the Autorite de Regulation des Telecommunications ("l'ART") the authorization to use a 5 prefix number, short numbers ("3060" and "3055") and validly owns French national network and service operator's license ("L33-1" and "L34-1") and (b) is the beneficiary of a "regime d'annonce" in Switzerland.

2.5      Financial Statements

         The consolidated accounts (and their appendices) as of December 31, 1998 (hereinafter referred to as the "Financial Statements of the Company"), a copy of which is set forth in Appendix 2.5.1, have been certified true and correct by the statutory auditors, comply with French GAAP and fairly present the assets and liabilities, financial situation and results of the Company as of December 31, 1998. In addition, the unaudited total revenue, revenue breakdown, and number of minutes figures provided with respect to the period beginning on January 1, 1999 through and including February 28, 1999, attached as Appendix 2.5.2 hereto, fairly represented as of the date thereof, and fairly represent as of the date hereof, the total revenue, revenue breakdown and number of minutes of the Company.

2.6      Intermediary Period

         Except as set forth on Appendix 2.6., from December 31, 1998 through and including the date of execution of this Agreement, (i) the management of the Company has been carried out using the same methods and in a manner consistent with the former management thereof, so as to ensure the continuity of the running of the business, (ii) there has been no change in the assets and liabilities (whether accrued, absolute, contingent, off balance sheet or otherwise), financial situation or results of the Company or of the Subsidiaries of the Company constituting or that, with the passage of time, would constitute a material adverse impact and (iii) the Company has neither declared nor paid a dividend with respect to its common stock. Moreover, except as set forth in Appendix 2.6., the

         Company has not entered into any agreement or made any decision outside the ordinary course of business.

2.7      Taxes

         The Company and the Subsidiaries of the Company have (i) duly filed all required tax returns in accordance with the applicable laws and regulations and (ii) have paid all taxes which are due and payable, other than those presently payable without penalty or interest and other than those which are subject of a good faith contest.

2.8      Litigation

         Except as set forth in Appendix 2.8 hereto, neither the Company nor the Subsidiaries of the Company are engaged in any judicial, criminal, administrative or arbitral proceedings, as plaintiff or defendant, in which the claim exceeds on fifteen thousand (15,000) Euros and, to the best of the Guarantors' knowledge, no such proceedings have been threatened.

2.9      Intellectual Property

         The Company and the Subsidiaries of the Company own or are entitled to the exclusive use of all trademarks, trade names, software, domain name and more generally all intellectual property rights, if any, that they use in the course of their business. None of these rights infringes the rights of any party, except to the extent such infringement would not have a material adverse effect on the rights of such party. The documentation pertaining to trademark and trade names is set forth in Appendix 2.9 hereto.

         Except as set forth in Appendix 2.8 hereto, no claims, actions or litigation with respect to the aforesaid intellectual property rights have been asserted or are, to the Sellers' knowledge, threatened by any litigation, arbitration or administrative proceeding the outcome of which could reasonably be expected to have a material adverse effect on the ownership and use of such intellectual property rights by the Company or the Subsidiaries of the Company.

2.10     Lock-up

         As of the date hereof, la Societe du Nouveau Marche ("SNM") has expressly released the Sellers from their undertakings not to transfer their respective Shares for a three (3) year period starting from the date the Company's Shares were listed on the Nouveau Marche.

2.11     Form Contracts

         The unexecuted contracts provided by Sellers to Purchaser for its review during the due diligence period do not differ in any material respects from the contracts executed and delivered by the Company.

2.12     Change of Control

         On and after the Transfer Date, all contracts and agreements made available to Purchaser to which the Company was a party and which were in force prior to the Transfer Date shall continue to be in full force and effect in accordance with the terms thereof, except those contracts and agreements capable of being terminated of right by the counterparty on account of a change in control of the Company and those set forth in Appendix 2.12. All material contracts and agreements to which the Company is a party have been made available to the Purchaser.

ARTICLE 3.                 FURTHER REPRESENTATIONS AND WARRANTIES OF THE
                           GUARANTORS

Each of the Guarantors further represents and warrants, but only as to itself and each of the members of its Group, to the Purchaser that, on the date hereof, the representations and warranties set forth below are true and correct:

3.1      Power and authority

         Neither the Guarantor nor any member of its Group is subject to any contractual or other restriction or impediment which in any way restricts his rights or capacity to validly enter into and be bound by the terms of this Agreement or on the execution of the agreements to be executed by any of the Sellers referenced in Article 1.3(ii)(d) (collectively, the "Seller Agreements"), and to carry out all of his obligations hereunder and thereunder. Each Guarantor and each member of the Guarantors' Group has the full power, authority and capacity to enter into and sign this Agreement and the other Seller Agreements.

         Upon execution and delivery of this Agreement and the other Seller Agreements by all parties, the Seller Agreements shall be enforceable against each Guarantor and each member of its Group in accordance with their terms and the obligations of each Guarantor and each member of its Group set forth in the Seller Agreements shall be binding on it.

3.2      Ownership of the Shares

         The Shares of each member of the Guarantor's Group are freely negotiable and are free from any liens, pledges or other rights whatsoever. On the Transfer Date, provided that the Purchaser shall not have taken any action adverse to the granting of good and marketable title, the Purchaser shall own good and marketable title to the Shares and the Shares of each member of the Guarantor's Group, and the Shares of each member of the Guarantor's Group shall be free from any liens, pledges, or other rights whatsoever.

         The transfer of title of the Shares of the Guarantor's Group does not require any administrative or public consent and does not breach any of the Sellers' contractual or other obligations and is not contrary to any laws or regulations.

3.3      Securities law

         Each of the Sellers acknowledges that (a) the GTS Shares are not being registered under the Securities Act on the ground that the issuance thereof is exempt from registration under Section 4(2) of the Securities Act as not involving any public offering and (b) GTS's reliance on such exemption is predicated in part on the representation made to it by the Sellers that each (i) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of acquiring the GTS Shares and is capable of bearing the economic loss of this entire investment and (ii) is acquiring the GTS Shares for investment for his own account with no present intention of dividing its participation with others or reselling or otherwise distributing the same.

3.4      Disclaimer

         The Purchaser hereby acknowledges that, except as expressly set forth in Articles 2 and 3, the Guarantors make no representations or warranties with respect to the subject matter of this transaction, including, without limiting the foregoing, any representations or warranties with respect to the information contained in the data room.

ARTICLE 4.                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser represents and warrants to each of the Sellers on the date hereof, as follows:

4.1      Organization of the Purchaser

         The Purchaser is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation and has all necessary corporate power and authority to own, operate and lease its properties and to conduct its business as presently conducted.

         The Purchaser has not ceased making payments to creditors nor is it insolvent or unable to pay its debts.

4.2      Power and authority

         Neither the Purchaser nor GTS is subject to any contractual or other restriction or impediment which in any way restricts its rights or capacity to validly enter into and be bound by the terms of this Agreement and, on the execution of the agreements to be executed by Purchaser or GTS referenced in Article 1.3(ii)(b) and (c) (collectively, with this Agreement, the "Purchaser Agreements"), and to carry out all of his obligations hereunder and thereunder. The Purchaser and GTS have the full power, authority and capacity to enter into and sign the Purchaser Agreements. Upon the execution and delivery of the Purchaser Agreements by all parties, the Purchaser Agreements shall be enforceable against the Purchaser, and all provisions specifically applicable to GTS shall be enforceable against GTS, in accordance with their terms and the obligations of each of the Purchaser and GTS shall be binding upon it.

4.3      Disclosure

         GTS has made public disclosure of all material information with respect to GTS in accordance with applicable SEC rules and regulations.

4.4      Disclaimer

         Sellers hereby acknowledge that, except as expressly set forth in
         Article 4, Purchaser makes no representation or warranty with respect to the subject matter of this transaction.

ARTICLE 5.                 REPRESENTATION AND WARRANTY OF GTS

GTS represents and warrants to each of the Sellers, as of the date hereof, the following:

5.1      Title

         On the Transfer Date, provided that the Sellers shall not have taken any action adverse to the granting of good and/or marketable title to the GTS Shares, the Sellers shall have good title to the GTS Shares and, subject to the terms of the Registration Rights Agreement and U.S. securities laws, marketable title to the GTS Shares and GTS shall indemnify the Sellers in the event GTS breaches this representation.

5.2      Disclaimer

         Seller hereby acknowledges that, except as expressly set forth in
         Article 5, GTS makes no representation or warranty with respect to the subject matter of this transaction.

ARTICLE 6.                 INDEMNIFICATION

6.1      Indemnification obligation

         (i) Subject to the terms and conditions set forth hereafter and provided for herein, each Guarantor hereby undertakes, severally and not jointly ("responsabilite conjointe et non-solidaire") (the "Purchaser Indemnity") to indemnify and pay:

         (a) 100% of any direct and non-contingent and liquidated damages incurred and paid for by the Purchaser including, without limitation, amounts related to any claim, action, proceeding, litigation or similar actions (including reasonable attorneys' fees and expenses) as a result of the breach or violation of, a misstatement in, an omission with respect to, any representations and warranties by such Guarantor set forth in
                  Article 3 of this Agreement;

         (b) an amount corresponding to its Guarantor Percentage of 100% of any direct and non-contingent and liquidated damages incurred and paid for by the Purchaser including, without limitation, amounts related to any claim, action, proceeding, litigation or similar actions (including reasonable attorneys' fees and expenses) as a result of litigation pending before the Tribunal de Commerce de Nanterre with respect to Intrad Inc.; and

         (c) an amount corresponding to its Guarantor Percentage of 100% of any direct and non-contingent liquidated damage actually incurred and paid for by the Company or any Subsidiaries of the Company as a result of the breach of, a misstatement in, an omission with respect to, any warranty or representation set forth in Article 2 of this Agreement including, without limitation, amounts related to any claim, action, proceeding, litigation or similar actions (including reasonable attorneys' fees and expenses) with respect to facts in existence before the date hereof,.

         The amount of any Purchaser Loss or Intrad Loss (each as defined below) under Article 6.1(i)(b) or (c) shall be reduced by

         - any increase in the value of any of the Company's assets, including the amount of any provisions which are recovered ("reprise sur provisions") and/or decrease of any of the Company's liabilities appearing prior to 31 December 1998 compared to their respective value accounted for in the Financial Statements of the Company;

         - the amount of any tax savings, including the increase of the loss carried forward, or any benefit accrued to the Company in connection with the recording of such Purchaser Loss or Intrad Loss.

         - any amount payable by a third party including (a) any payments due to the Company by an insurance company to indemnify the Company for such Purchaser Loss or Intrad Loss and (b) any indemnification obligation of any third party to the Company. In the event that any Purchaser Loss or Intrad Loss may be covered by insurance or indemnified by a third pursuant to an indemnity, the Purchaser shall not have any right to Purchaser Indemnity until the Purchaser shall have exhausted all insurance claims or claims for indemnification that may exist against any such third party, and

         - the amount of any provision or reserve relating to the Purchaser Loss or Intrad Loss as recorded in the Financial Statements of the Company.

         (ii) Subject to the terms and conditions set forth hereafter and provided for herein, the Purchaser hereby undertakes to indemnify and pay to the Sellers (the "Seller Indemnity"), 100% of any direct non-contingent and liquidated damages incurred and paid for by the Sellers as a result of the breach or violation of a misstatement in, an omission with respect to, representations and warranties set forth in Article 4 of this Agreement, including, without limitation, amounts related to any claim, action, proceeding, litigation or similar actions (including reasonable attorneys' fees and expenses).

         (iii) For the purposes of this Article 6, any amount referenced to in Article 6.1(i)(a) and 6.1(i)(c) shall be referred to as a "Purchaser Loss" , any amount referenced in Article 6.1(i)(b) shall be referred to as an "Intrad Loss", and any amount referenced in Article 6.1(ii) shall be referred to as a "Seller Loss."

6.2      Limitation and mitigation of liability

         (i)      Guarantors' liability

                  For the purposes of this Article 6, it is understood that:

                  (a) the Purchaser shall undertake to mitigate or reduce all claims which could give rise to Guarantors' liability under this Agreement. Purchaser Losses that have been incurred as a result of the Purchaser's failure to use its bests efforts to mitigate such Purchaser Losses shall not be taken into consideration;

                  (b) a Purchaser Loss that results from a change in the laws, regulations, interpretations or practices applicable to the Company with effect after the date hereof shall not give rise to the payment of a Sellers Indemnity;

                  (c) with respect to Purchaser Losses resulting from claims made by third parties, only the amount which has been definitively and finally determined and paid according to a final, non-appealable and binding decision of any competent court, arbitral tribunal or administrative authority shall be taken into account for the calculation of the Sellers Indemnity;

                  (d) the Guarantors shall not be liable with respect to a claim for any Purchaser Loss to the extent that such Purchaser Loss is actually recovered by the Purchaser from any third party (including insurance companies) or could have been recovered by the Purchaser had the Purchaser used its best efforts to mitigate such Purchaser Loss;

                  (e) the Purchaser shall not be entitled to recover damages for any misrepresentation or for the breach of any of the representations and warranties under Articles 2 and 3 or otherwise obtain reimbursement or restitution more than once in respect of the same facts or matters giving rise to such misrepresentation or breach;

                  (f) no warranty in favor of the Purchaser, whether statutory or contractual, other that those contained in this Agreement, may be invoked by the Purchaser against the Guarantors;

                  (g) Purchaser Losses that only result in (a) a charge being deferred (including but not limited to the following, a reassessment by the relevant authorities of depreciation allowances or reserves), (b) a profit being deferred from one tax year to another or (c) a tax credit being imputable will not be taken into account for the calculation of the Sellers Indemnity;

                  (h) the Purchaser shall not be entitled to recover any Purchaser Loss or Losses for any misrepresentation and/or for any breach of any of the representations and warranties or otherwise obtain any reimbursement or restitution in respect of any information which is accurately disclosed in this Agreement and any Appendices hereto. For the avoidance of doubt, any disclosure made with respect to any representation of warranty made by the Guarantors hereunder shall apply to all other representations and warranties as if such disclosure was specifically made in respect thereof;

                  (i) the Purchaser represents that it is not aware, at the date of this Agreement, of any matter which could give rise to a claim against the Guarantors.

                  The provisions of this Article 6.2 (i) shall not be applicable to Purchaser Loss resulting from any misrepresentation and/or for any breach of the representations and warranties set forth in Article 3.

         (ii)     Liability of Purchaser

                  For the purposes of this Article 6, it is understood that:

                  (a) the Guarantors undertake to mitigate or reduce all claims which could give rise to Purchaser's or GTS's liability under this Agreement. Only Seller Losses in excess of Seller Losses that would have been incurred as a result of the Guarantors' failure to use their respective best efforts to mitigate such Seller Losses shall not be taken into consideration;

                  (b) a Seller Loss that results from a change in the laws, regulations, interpretations or practices applicable to the Purchaser or GTS with effect after the date hereof shall not give rise to the payment of the Seller Indemnity;

                  (c) with respect to Seller Losses resulting from claims made by third parties, only the amount which has been definitively and finally determined and paid according to a final, non-appealable and binding decision of any competent court, arbitral tribunal or administrative authority shall be taken into account for the calculation of the Indemnity;

                  (d) neither the Purchaser nor GTS shall be liable with respect to a claim for any Seller Loss to the extent that such Seller Loss is actually recovered by the Guarantors from any third party (including insurance companies) or could have been recovered by the Guarantors had the Guarantors used their best efforts to mitigate such Seller Loss;

                  (e) the Guarantors shall not be entitled to recover damages for any misrepresentation or for the breach of any of the representations and warranties under Articles 4 and 5 or otherwise obtain reimbursement or restitution more than once in respect of the same facts or matters giving rise to such misrepresentation or breach;

                  (f) no warranty in favor of the Guarantor, other than those contained in this Agreement, may be invoked by the Guarantor against the Purchaser;

                  (g) Seller Losses that only result in (a) a charge being deferred (including but not limited to the following, a reassessment by the relevant authorities of depreciation allowances or reserves), (b) a profit being deferred from one tax year to another or (c) a tax credit being imputable will not be taken into account for the calculation of the Indemnity;

                  (h) the Guarantors shall not be entitled to recover any Seller Loss or Losses for any misrepresentation and/or for any breach of any of the representations and warranties or otherwise obtain any reimbursement or restitution in respect of any information which is accurately disclosed in this Agreement and any Appendixes hereto;

                  (i) the Guarantors shall not be entitled to recover any Seller Loss or Losses for any misrepresentation and/or for any breach of any of the representations and warranties or otherwise obtain any reimbursement or restitution in respect of any information which is accurately disclosed in this Agreement and any Appendices hereto. For the avoidance of doubt, any disclosure made with respect to any representation or warranty made by the Purchaser hereunder shall apply to all other representations and warranties as if such disclosure was specifically made in respect thereof;

The provisions of this Article 6.2 (ii) shall not be applicable to Seller Loss resulting from any misrepresentation and/or for any breach of the representations and warranties set forth in Articles 4.1, 4.2, and 5.

6.3      Notification by the Purchaser

         Within thirty (30) days of the occurrence of any event which shall give rise to a Purchaser Loss or Intrad Loss under the terms of the Agreement, but the amount of which has not been definitively and finally determined as provided for in Article 6.1 (i) of this Agreement, such event shall be notified to the representative of the Guarantors (except for Purchaser Loss or Intrad Losses relating to taxes and social security, for which such delay shall be reduced to ten
         (10) days after receipt of written notification from the relevant government authority) (hereinafter the "Notice").

         The Notice shall contain the details which are required for the application of Article 6.4 hereinafter.

6.4      Procedures in case of litigation

         In the event a written claim or proceeding is initiated by a third person against the Company with respect to which it is reasonably foreseeable that such claim or proceeding would result in a breach of
         Article 2 or Article 3, the Purchaser shall use and cause the Company to use its best efforts to provide the representative of the Guarantors with such information and/or documents as are reasonably necessary to keep the Guarantors informed of all material, non-confidential matters relating to the progress of such claim or proceeding. During the proceeding, the Guarantors shall be authorized to advise the Purchaser and the Purchaser is required to follow such advice at the sole cost and expense of the Guarantors unless, in the reasonable opinion of the Purchaser, such advice is unreasonable or would compromise any defense.

         Any claim made by or against a third party with respect to the litigation shall not be settled or compromised without the prior written approval of the representative of the Guarantors which approval shall not be unreasonably withheld.

6.5      Threshold applicable to each claim and deductible

         (i)      Threshold.

                  (a) Purchaser Indemnity. If any Purchaser Indemnity is less than fifteen thousand (15,000) Euros, then such Guarantors shall not have have any indemnification obligation with respect to the Purchaser. (b) Seller Indemnity. If any Seller Indemnity is less than fifteen thousand (15,000) Euros, then the Purchaser shall not have any indemnification obligation with respect to the Guarantors.

         (ii)     Deductible.

                  (a) Purchaser Indemnity. The indemnification obligation of each Guarantor with respect to a Purchaser Indemnity shall only exist when and to the extent that the aggregate amount of Purchaser Indemnities (m) are notified by the Purchaser to the Guarantors pursuant to this Article 6 and (n) exceed for each Guarantor its Guarantor Percentage of one million (1,000,000) Euros.

                  (b) Seller Indemnity. The indemnification obligation of the Purchaser with respect to a Seller Indemnity shall only exist when and to the extent that the aggregate amount of Seller Indemnities exceed for the Guarantors one million (1,000,000) Euros.

                  (c) Intrad Loss. The indemnification obligations of each Guarantor with respect to an Intrad Loss shall only exist when and to the extent that the aggregate amount of the Intrad Loss exceeds for each Guarantor its Guarantor Percentage of one hundred fifty thousand (150,000) Euros. Any Intrad Loss in excess of one hundred fifty thousand (150,000) Euros shall be applied against the deductible set forth in Article 6.5(ii)(a).

6.6      Maximum amount of Indemnity

         (i) Purchaser Indemnity. The total amount of all sums that may be due and payable to the Purchaser by a Guarantor pursuant to all claims for Purchaser Indemnity notified by the Purchaser pursuant to Article 6 of this Agreement shall in no event exceed for each Guarantor its Guarantor Percentage of the value of (a) the Escrowed Shares as such value may increase or decrease on and after the Transfer Date for Purchaser Indemnities resulting from a misrepresentation and/or from a breach of the representations and warranties set forth in
                  Article 2, and (b) the aggregate purchase price for Purchaser Indemnities resulting from a misrepresentation and/or from a breach of the representations and warranties set forth in
                  Article 3. The Purchaser acknowledges and agrees that it solely shall have recourse to the Escrowed Shares and to no other assets of the Sellers with respect to any Purchaser Indemnity.

         (ii) Seller Indemnity. The total amount of all sums that may be due and payable to the Guarantors by the Purchaser or GTS pursuant to all claims for Sellers Indemnity notified by the representative of the Guarantors pursuant to Article 6 of this Agreement shall in no event exceed the aggregate purchase price for Seller Indemnities resulting from a misrepresentation and/or from a breach of the representations and warranties set forth in Articles 4 or 5.

6.7      Claim for Indemnity

         (i) Within thirty (30) days of the determination of the amount of a Purchaser Indemnity, the Purchaser shall notify Escrow Agent of the Purchaser Indemnity.

                  The Guarantors shall pay the Purchaser Indemnity to the Purchaser, within thirty (30) days of the date the Guarantors and the Purchaser agree in writing on the amount of such Purchaser Indemnity or, in the event the Guarantors and the

                  Purchaser fail to reach a written agreement, the date on which a competent court or arbitral tribunal has, in a final, non-appealable and binding decision, determined the amount of such Purchaser Indemnity. Pursuant to the terms of the Escrow Agreement, the Purchaser may seek payment of the Purchaser Indemnity.

         (ii) The Purchaser shall pay the Sellers Indemnity to the Sellers, within thirty (30) days of the date the Sellers and the Purchaser agree in writing on the amount of the Indemnity or, in the event the Guarantors and the Purchaser fail to reach a written agreement, the date on which a competent court or arbitral tribunal has, in a final, non-appealable and binding decision, determined the amount of such Indemnity.

6.8      Expiration Date

         The representations and warranties made by the Sellers, Guarantors, and the Purchaser hereunder shall remain in full force and effect until 30 June 2000 (the "Expiration Date"), provided however that the representations and warranties set forth in Articles 3 and 5 will remain in full force and effect five (5) years after the Expiration Date.

         Only Notices received by the appropriate party hereto prior to the Expiration Date shall give rise to a Purchaser Indemnity or a Sellers Indemnity under the terms and conditions of Article 6 of this Agreement.

         As an exception to the aforesaid, all claims for Purchaser Indemnity or for Sellers Indemnity in relation to tax matters may be validly notified up to one (1) month after the expiry of the statute of limitations applicable to the facts or actions in question.

ARTICLE 7.                 COMPLIANCE BY PURCHASER WITH STOCK EXCHANGE
                           REGULATIONS

The Purchaser shall, as soon as practicable after the execution of this Agreement, file with the Conseil des Marche Financiers (the "CMF") an Offer to purchase all of the remaining shares of the Company and the Company's convertible bonds.

ARTICLE 8.                 UNDERTAKINGS OF GTS TO REGISTER GTS SHARES

GTS hereby undertakes to file in order to register the GTS Shares owned by the Sellers with the SEC in a reasonable period of time but no later than October 1, 1999 pursuant to a registration rights agreement (the "Registration Rights Agreement") to be negotiated by the parties in good faith before the Transfer Date.

GTS hereby undertakes, that in the event unregistered shares of GTS are issued as a result of an exercise of any of the GTS stock options granted to Company employees pursuant to this Agreement, to include such unregistered shares in the immediately succeeding Form S-8 Registration Statement filed with the SEC in which such inclusion is possible.

ARTICLE 9. ACKNOWLEDGMENT AND UNDERTAKINGS OF THE PURCHASER WITH REGARDS TO THE STOCK OPTION PLAN AND OF GTS WITH REGARDS TO EMPLOYEE BENEFITS

The Purchaser acknowledges that the Stock Option Plan has been amended prior to the execution of this Agreement to provide that the vesting period has been reduced to one (1) year, although the stock options may not be exercised before two (2) years after the granting thereof. Purchaser further undertakes not to amend the Stock Option Plan as it exists as of the date of execution of this Agreement and to permit the conversion of options in the Company to options on GTS Shares.

GTS undertakes to implement and to cause the Company to implement, as soon as reasonably practicable, after the Transfer Date, the provisions of the term sheet (the "Retention Plan") which is annexed hereto as Appendix 9.

ARTICLE 10.                UNDERTAKINGS OF THE PURCHASER WITH REGARDS TO FRENCH
                           REGULATIONS

The Purchaser hereby (i) acknowledges the undertakings set forth in Appendix 10 hereto which have been taken by the Company as a condition to the granting by the Autorite de Regulation des Telecommunications of (a) the authorization to use the 5 prefix and (b) the network and service operator's license ("L33-1" and "L34-1"), and (ii) undertakes to fully and unconditionally comply with all such undertakings.

ARTICLE 11.                UNDERTAKINGS OF THE FOUNDERS

11.1     Each of Mr. Nicolazzi, Mr. Martenne-Duplan and Mr. Ait Yahia agree to
         (a) continue as Company board members for a term as mutually agreed upon and (b) enter into the consultancy agreements (the "Consultancy Agreements") substantially in the form of the agreements annexed hereto as Appendix 11.

11.2 For a two (2) year period starting from the Transfer Date, each of the Founders undertakes not to associate himself with, or collaborate in, directly or indirectly, in France, Italy, Spain or Switzerland, any activity, enterprise or company having activities similar or identical to the activity of the Company or contemplated by the Company as of the Transfer Date, including, without limitation, any activity encompassing the provision of internet services or goods. For clarification purposes, such undertaking shall include but not be limited to (i) incorporating a company, (ii) obtaining at least a five per cent (5%) share or voting participation (excluding existing ones) in, or modifying the activity of, an existing company, or (iii) becoming a director, employee, representative of, or consultant for, such company.

11.3 For a two (2) year period starting from the Transfer Date, each of the Founders undertakes not to solicit, directly or indirectly, or entice or endeavor to solicit or entice away from employment with the Purchaser or an affiliate of the Purchaser, the Company or any Subsidiary of the Company any person employed thereby as an employee, director, representative, consultant unless the prior written approval of the Purchaser has been obtained.

11.4 Each of the Founders undertakes to use his best efforts to assist Purchaser in the successful purchase of all of the shares of the Company and the Company's convertible bonds.

ARTICLE 12.                CONFIDENTIALITY AND ANNOUNCEMENTS

12.1 Each party, undertakes to keep confidential and to cause its directors, employees and representatives to keep confidential all information of any kind whatsoever obtained pursuant to this Agreement or relating to the transactions hereto. Each party undertakes not to disclose such information to any third party without the prior written approval of the other parties hereto, unless it is ordered to do so by law or by a decision or a judgment rendered by a competent court, and in which case the party concerned shall notify the other parties hereto before disclosing said information.

12.2 Notwithstanding the provisions contained in Article 12.1 above, the Purchaser shall be authorized to disclose this Agreement in order to implement the Offer, including to disclose this Agreement to the CMF. The form and the contents of such disclosure shall be subject to the prior written approval of the representative of the Guarantors, which approval shall not be unreasonably withheld. The Purchaser and the Founders jointly shall issue any press release(s) with respect to this Agreement and the transactions contemplated hereby.

ARTICLE 13.                GUARANTORS' REPRESENTATIVE

The Guarantors hereby agree to appoint Mr. Alan Nicolazzi as the representative of the Guarantors for the purposes of this Agreement. The Guarantors have the right to appoint someone other than Mr. Nicolazzi or replace Mr. Nicolazzi, provided that they notify the Purchaser in writing.

ARTICLE 14.       ACKNOWLEDGMENT OF THE PURCHASER

As of December 31, 1998, the value of the equity of the Company was less than half of the issued capital of the Company, entailing the obligation of the Purchaser (assuming the occurrence of the Transfer Date) to augment the value of the equity of the Company up to half of the issued capital or to wind up the Company.

ARTICLE 15.       MISCELLANEOUS

15.1     Notices

         All notices, claims and other communications made as a result of this Agreement shall be sent by certified letter, return receipt requested, or by facsimile or telex confirmed by certified letter, to the addresses set forth on the signatures pages of this Agreement, which addresses may be amended at any time by delivery to all parties hereto a written change of address notification.

         The date of receipt of the notice or communication shall be the date of receipt of the certified letter, return receipt requested.

15.2     Appendixes and Recitals

         All of the Appendixes and recitals of this Agreement constitute an integral part hereof and together form a single, indivisible whole.

15.3     Entire Agreement

         This Agreement constitute and express the entire understanding of the parties hereto with regard to the subject matter contained herein and, save for the confidentiality agreement executed as of February 25, 1999, the confidentiality letters executed as of March 31, 1999 and the data room guides executed by representatives of the Purchaser and its advisors, supersedes all prior and contemporaneous contracts, agreements, negotiations, understandings and drafts entered into by the parties for the same subject matter. With respect to the above-mentioned confidentiality agreements, confidentiality letters, any restrictions on the trading of securities contained therein hereby is deemed to be of no further force or effect as of the Transfer Date.

15.4     Amendments and modifications

         No amendment or modification of this Agreement shall be valid unless made in writing and signed by all of the parties hereto. No waiver of any provision hereof shall be valid unless it is in writing and signed by the parties hereto.

15.5     Assignment

         No assignment by one of the Parties of all or any of its rights or obligations hereunder shall be authorized without the prior written consent of all the other parties hereto.

15.6     Applicable law

         This agreement shall be governed by, and construed in accordance with, the laws of the Republic of France.

15.7     Arbitration

         (a) Resolution of Disputes by Arbitration. All disputes, controversies or claims arising out of, in relation to, or in connection with this Agreement or the validity, interpretation, performance or breach thereof, shall be finally settled by ad hoc arbitration, to be conducted as set forth below.

         (b) Conduct of Arbitration. The arbitration shall be conducted as provided by this Article and in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce then in effect (currently as set forth in ICC Publication No. 447, revised and in force from January 1,
                  1988), except that, in the event of any conflict between those rules and the arbitration provisions of this Agreement, the provisions of this Agreement shall govern. The arbitration shall be conducted in accordance with the following procedures:

                  (i) A party seeking arbitration shall deliver to the other parties and to the Company a written notice of an arbitral claim (an "Arbitration Notice").

                  (ii) The number of arbitrators shall be either one, if the Purchaser and the Sellers mutually select an arbitrator within fifteen (15) days after receipt of an Arbitration Notice or three (3) arbitrators if the Purchaser and Sellers are unable mutually to select one (1) arbitrator. In the event the parties are unable mutually to select one arbitrator in accordance with this Article, the Sellers shall appoint one (1) arbitrator and the Purchaser shall appoint one (1) arbitrator, with the appointed arbitrators mutually to select the third arbitrator. If, within thirty (30) days after the delivery of the Arbitration Notice, the Sellers shall not have appointed one (1) arbitrator, or the Purchaser shall not have appointed one (1) arbitrator, or the two arbitrators shall not have selected a third arbitrator, each as contemplated above, then the second and/or third arbitrator (or, if applicable, all arbitrators) shall be appointed by the International Chamber of Commerce within thirty (30) days thereafter from the list of arbitrators of the International Chamber of Commerce.

                  (iii) If any arbitrator is unable to perform his duties as a member of the tribunal due to death, resignation, refusal or incompetence, the vacancy shall be filled by the same procedure by which the non-performing arbitrator was appointed.

                  (iv) The languages used in arbitration, including the language of the proceedings, the language of the award and the reasons supporting it, shall be English or French.

                  (v)      The place of the arbitration shall be Paris, France.

         Executed in Paris
         This 14th day of  April, 1999

         In  15 counterparts


                                               THE SELLERS


         By:                                   /s/ ALAIN NICOLAZZI
                                               ---------------------------------
         Name:                                 Mr. Alain Nicolazzi

         Address:
         23, rue des Moulins
         78290 Croissy sur Seine
         France


                                               NICOM INVESTISSEMENTS


         By:                                   /s/ ALAIN NICOLAZZI
                                               ---------------------------------
         Name:                                 Mr. Alain Nicolazzi
         Title:                                Gerant

         Address:
         23, rue des Moulins
         78290 Croissy sur Seine
         France


         By:                                   /s/ MARIE NICOLAZZI
                                               ---------------------------------
         Name:                                 Ms. Marie Nicolazzi

         Address:
         23, rue des Moulins
         78290 Croissy sur Seine
         France


         By:                                   /s/ CAMILLE NICOLAZZI
                                               ---------------------------------
         Name:                                 Ms. Camille Nicolazzi

         Address:
         23, rue des Moulins
         78290 Croissy sur Seine
         France


         By:                                   /s/ REMI NICOLAZZI
                                               ---------------------------------
         Name:                                 Mr. Remi Nicolazzi

         Address:
         23, rue des Moulins
         78290 Croissy sur Seine
         France


         By:                                   /s/ FLORENT MARTENNE-DUPLAN
                                               ---------------------------------
         Name:                                 Mr. Florent Martenne-Duplan

         Address:
         12, villa Memoris
         94120 Fontenay sous Bois
         France
                                               FINANCIERE DU MARAIS


         By:                                   /s/ FLORENT MARTENNE-DUPLAN
                                               ---------------------------------
         Name:                                 Mr. Florent Martenne-Duplan
         Title:                                Gerant

         Address:
         12, villa Memoris
         94120 Fontenay sous Bois
         France


         By:                                   /s/ SEBASTIEN MARTENNE-DUPLAN
                                               ---------------------------------
         Name:                                 Mr. Sebastien Martenne-Duplan

         Address:
         12, villa Memoris
         94120 Fontenay sous Bois
         France

         By:                                   /s/ ANTONIN MARTENNE-DUPLAN
                                               ---------------------------------
         Name:                                 Mr. Antonin Martenne-Duplan

         Address:
         12, villa Memoris
         94120 Fontenay sous Bois
         France


         By:                                   /s/ MAGALI MARTENNE-DUPLAN
                                               ---------------------------------
         Name:                                 Ms. Magali Martenne-Duplan

         Address:
         12, villa Memoris
         94120 Fontenay sous Bois
         France


         By:                                   /s/ PHILIPPE AIT YAHIA
                                               ---------------------------------
         Name:                                 Mr. Philippe Ait Yahia

         Address:
         21, rue des Hauts Closeaux
         92310 Sevres
         France
                                               HESPERIA

         By:                                   /s/ PHILIPPE AIT YAHIA
                                               ---------------------------------
         Name:                                 Mr. Philippe Ait Yahia
         Title:                                Gerant

         Address:
         21, rue des Hauts Closeaux
         92310 Sevres
         France


         By:                                   /s/ SAMUEL AIT YAHIA
                                               ---------------------------------
         Name:                                 Mr. Samuel Ait Yahia

         Address:
         21, rue des Hauts Closeaux
         92310 Sevres
         France

                                  THE PURCHASER




                                               ESPRIT TELECOM HOLDINGS, LIMITED

         By:                                   /s/ ROBERT SCHRIESHEIM
                                               ---------------------------------
         Name:                                 Mr. Robert Schriesheim
         Title:                                Its authorized representative




                                               GTS

                                               GLOBAL TELESYSTEMS GROUP, INC.

         By:                                   /s/ ROBERT SCHREISHEIM
                                               ---------------------------------
         Name:                                 Mr. Robert Schriesheim
         Title:                                Executive Vice President &
                                               Corporation Development Office